UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NEUROMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

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NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
March 24, 2017
Dear Stockholder,
You are cordially invited to attend the 2017 Annual Meeting of Stockholders of NeuroMetrix, Inc. to be held on Tuesday, May 2, 2017, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.
At the annual meeting, we will ask stockholders (i) to elect one person to our Board of Directors, (ii) to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors, (iii) to approve the Corporation’s Ninth Amended and Restated 2004 Stock Option and Incentive Plan, to increase the number of shares of the Corporation’s common stock authorized for issuance thereunder by 500,000 shares, and (iv) to authorize an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2. Our Board of Directors recommends the approval of each of proposals (i) through (iv). Such other business will be transacted as may properly come before the annual meeting.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support. We look forward to seeing you at our annual meeting.

Sincerely,
Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The annual meeting of stockholders of NeuroMetrix, Inc., a Delaware corporation (the “Corporation”), will be held on Tuesday, May 2, 2017, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, for the following purposes:

1.
to elect the one person nominated by the Board of Directors as a Class I director to serve until our 2020 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal;

2.
to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors;

3.
to approve the Corporation’s Ninth Amended and Restated 2004 Stock Option and Incentive Plan, which increases the number of shares of the Corporation’s common stock authorized for issuance thereunder by 500,000 shares;

4.	to authorize an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2; and

5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 13, 2017, the record date fixed by our Board of Directors for such purpose. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
By Order of the Board of Directors,
Shai N. Gozani, M.D., Ph.D.
Chairman, Chief Executive Officer and President
Waltham, Massachusetts
March 24, 2017
Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

March 24, 2017
NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
781-890-9989
PROXY STATEMENT
This proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card are being mailed to stockholders on or about March 24, 2017 and are furnished in connection with the solicitation of proxies by the Board of Directors of NeuroMetrix, Inc. (“NeuroMetrix”, “we”, “us”, or the “Corporation”) for use at our 2017 Annual Meeting of Stockholders to be held on Tuesday, May 2, 2017, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2016 annual report, which includes our financial statements for the fiscal year ended December 31, 2016.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2017.
This proxy statement and our 2016 annual report to stockholders are available for viewing, printing and downloading at http://www.viewproxy.com/neurometrix/2017.
Additionally, you can find a copy of our 2016 annual report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2016 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials and Filings” section of the “Investor Relations” section of our website at www.neurometrix.com. You may also obtain a printed copy of our annual report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attention: Secretary, NeuroMetrix, Inc, 1000 Winter Street, Waltham, MA 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Only stockholders of record as of the close of business on March 13, 2017 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 8,439,901 shares of our common stock, $0.0001 par value per share (the “common stock”), were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the meeting and voting by ballot at the annual meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for the nominee for director or withheld from the nominee for director and whether your shares should be voted for, against, or abstain with respect to each of the other proposals. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•
By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on May 1, 2017.
If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•
In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker.

The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from the nominees for election as director, abstentions, and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of one Class I director, any stockholder submitting a proxy has a right to withhold authority to vote for the nominee to the Board of Directors in the manner provided on the proxy. The stockholders will also act upon proposals (1) to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors, (2) to approve the Corporation’s Ninth Amended and Restated 2004 Stock Option and Incentive Plan (the “Ninth Amended and Restated 2004 Stock Plan”) which increases the number of shares of the common stock authorized for issuance thereunder by 500,000 shares, and (3) to authorize an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.
If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on proposals 2 and 4 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Election of Director
The nominee to serve as Class I director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of the election of the nominee.

Proposal 2: Approve an Amendment to our Third Amended and Restated Certificate of Incorporation, as Amended, to effect a reverse stock split
The affirmative vote of a majority of the Company’s outstanding common stock is required to approve the amendment of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors. Abstentions will be treated as votes against this proposal. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will be treated as votes against this proposal.

Proposal 3: Approve Corporation’s Ninth Amended and Restated 2004 Stock Plan
The affirmative vote of a majority of the votes cast for or against this proposal is required to approve the Corporation’s Ninth Amended and Restated Stock Plan which increases the number of shares of the common stock authorized for issuance thereunder by 500,000 shares, thereby increasing the total reserved shares under the Ninth Amended and Restated 2004 Stock Plan from 1,031,570 shares to 1,531,570 shares. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Adjournment of the Annual Meeting, if Necessary
Approval of the adjournment of the Annual Meeting requires the affirmative vote of a majority of the votes cast for or against this proposal at the Annual Meeting. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes, as well as any absentions, will have no effect on the vote total for this proposal.

If you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of the director nominee (Proposal 1 of this proxy statement). Your bank, broker, or other nominee no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other holder of record how to vote in the election of the director nominee, no votes will be cast on this proposal on your behalf. In addition, your bank, broker or other holder of record will not have discretion to vote uninstructed shares on the Ninth Amended and Restated 2004 Stock Plan (Proposal 3 of this proxy statement). Your bank, broker, or other holder of record does, however, continue to have discretion to vote any uninstructed shares on the amendment to our Certificate of Incorporation to effect a reverse stock split (Proposal 2 of this proxy statement) and the vote to adjourn the annual meeting, if necessary (Proposal 4 of this proxy statement).
The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Electronic Delivery of Future Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
If you are a stockholder of record, you can choose this option and save the Corporation the cost of producing and mailing these documents by going to http://www.amstock.com, accessing your account information and following the instructions provided.

BOARD MATTERS AND CORPORATE GOVERNANCE
Board of Directors
Our amended and restated certificate of incorporation, as amended, provides for a classified board of directors consisting of three staggered classes of directors (Class I, Class II and Class III). The members of each class of our Board of Directors serve for staggered three-year terms, with the terms of our Class I, Class II and Class III directors expiring upon the election and qualification of directors at the annual meetings of stockholders to be held in 2017, 2018 and 2019, respectively. As of the date that this proxy statement was mailed to stockholders:

•	our Class I director is Timothy R. Surgenor;

•	our Class II directors are Shai N. Gozani, M.D., Ph.D., and David Van Avermaete; and

•	our Class III directors are David E. Goodman, M.D. and Nancy E. Katz.
Our Board of Directors has determined that Dr. Goodman, Ms. Katz, and Messrs. Surgenor and Van Avermaete are independent directors for purposes of the corporate governance rules contained in the NASDAQ Marketplace Rules, or the NASDAQ rules. In making the independence determination with respect to these directors, our Board of Directors has considered the materiality of any relationship that each of our directors has with us. Our Board of Directors held 13 meetings during 2016. During 2016, all of our directors attended more than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by any committees of our Board of Directors on which such director served.
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
Board Committees and Meetings
Audit Committee
Our Board of Directors currently has an Audit Committee consisting of Mr. Surgenor, Chairman, Dr. Goodman and Ms. Katz. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance”. The role and responsibilities of our Audit Committee are set forth in the Audit Committee’s written charter and include, among other functions, assisting the Board of Directors in overseeing the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our registered public accounting firm. Dr. Goodman, Ms. Katz, and Mr. Surgenor, are all “independent” as that term is defined in the rules of the SEC and the applicable NASDAQ rules relating to audit committee members. Our Board of Directors has determined that Mr. Surgenor qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee held five meetings during 2016. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Compensation Committee
Our Board of Directors has a Compensation Committee consisting of Dr. Goodman and Mr. Van Avermaete. Dr. Goodman and Mr. Van Avermaete are “independent directors” as that term is defined in the NASDAQ rules. The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance.” The role and responsibilities of our Compensation Committee are set forth in the Compensation Committee’s written charter and include, among other functions, having direct responsibility for the oversight of all the compensation plans, policies, and programs of the Corporation in which the directors and executive officers participate, and certain other incentive and equity plans in which all other employees of the Corporation participate. The Compensation Committee held one meeting in 2016.
The Compensation Committee typically meets at least two times each year in connection with the consideration and determination of executive compensation. Depending on the nature of the matter to be discussed, these meetings may occur at regularly scheduled times or may be special meetings. Specific agenda items are typically determined by the members of the Compensation Committee and our Chief Executive Officer. The

Compensation Committee has the authority to determine all compensation payable to our executive officers. For annual and other compensation decisions, our Chief Executive Officer typically provides detailed information to the Compensation Committee regarding the performance of our executive officers, to the extent relevant, and makes detailed recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding his own. The Compensation Committee relied on informal inquiries with compensation consultants to assess practices at local area life sciences companies, conducted by the Corporation’s Human Resources Consultant, Jennifer Hayes, with respect to salaries and equity awards, bonus opportunities, and bonus determinations. The Compensation Committee has authorized Ms. Hayes to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers throughout the year.
The Compensation Committee also enlisted the counsel of an independent compensation expert, Radford, in the design of the incentive compensation plan for management. This plan employs quantitative metrics established early in the fiscal year in developing a corporate performance rating. The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and also applies judgment in arriving at an overall corporate performance rating or “factor”. The Compensation Committee, in consultation with its independent compensation consultant, Radford, implemented a primarily quantitative formula for use in developing the corporate factor for the management bonus pool. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics.

The management pool metrics for 2016 encompassed targets for new equity funding and sales revenue. The Compensation Committee concluded that the gating metric of new equity funding had not been met in 2016 and therefore a management bonus pool was not created. See “Compensation of Executive Officers — Bonus Payments.” The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. As described above, the Compensation Committee has engaged the services of Jennifer Hayes and Radford. Ms. Hayes and Radford perform services solely on behalf of the Compensation Committee and have no relationship with the Corporation or management except as they may relate to performing such services. The Compensation Committee has assessed the independence of Ms. Hayes and Radford pursuant to SEC rules and the NASDAQ rules and concluded that no conflict of interest exists that would prevent Ms. Hayes or Radford from independently representing the Compensation Committee.
The Compensation Committee also typically reviews our director compensation on at least an annual basis. Our Chief Executive Officer may make recommendations to the Compensation Committee regarding director compensation.
Nominating and Corporate Governance Committee
Our Board of Directors currently has a Nominating and Corporate Governance Committee consisting of Mr. Surgenor. Mr. Surgenor is an “independent director” as that term is defined in the NASDAQ rules. The Nominating and Corporate Governance Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance”. The role and responsibilities of our Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee’s written charter and include, among other functions, providing leadership in shaping the corporate governance of the Corporation, leading the Board of Directors in its annual review of the Board’s performance, assisting the Board by identifying individuals, consistent with the Board’s criteria, who are qualified to become Board members, recommending to the Board the director nominees for the next annual meeting of shareholders or for filling newly created directorships resulting from an increase in the size of the Board or vacancies, and recommending to the Board director nominees for each committee. During 2016, the independent members of the Board of Directors handled the responsibilities of the Nominating and Corporate Governance Committee, which did not meet separately in 2016.

Policy Governing Director Attendance at Annual Meetings
The Board of Directors has adopted a policy that all directors are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable due to unavoidable conflicts. All of our current directors in office at the time of the 2016 Annual Meeting of Stockholders were in attendance.
Policies Governing Director Nominations
Securityholder Recommendations
The Nominating and Corporate Governance Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of our stockholders entitled to vote in the election of directors in compliance with the procedures established from time to time by the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at 1000 Winter Street, Waltham, Massachusetts 02451, who will forward all recommendations to the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates for our 2018 annual meeting of stockholders must be submitted to our Secretary on or before November 24, 2017 and must include the following information:

•	the name and address of record of the stockholder;

•
a representation that the securityholder is a record holder of our stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended;

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•
a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time;

•	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•
the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Board Membership Criteria
The Nominating and Corporate Governance Committee has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee-recommended nominee for a position on the Board of Directors:

•
The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Nominating and Corporate Governance Committee, to be highly effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the interests of our company and stockholders.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate
Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that:

•	the Board of Directors will be comprised of a majority of “independent directors” in accordance with the NASDAQ rules;

•	each of our Audit, Compensation, and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors;

•	each member of our Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

•
at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee, when recommending that the Board of Directors select persons for nomination, may consider diversity among its members and whether the nominee has direct experience in the industry or in the markets in which we operate. The Nominating and Corporate Governance Committee strives where appropriate to achieve a diverse balance of professional expertise and backgrounds, including expertise in finance, operations, and strategy and backgrounds in health care, medical devices, and other industries.
The Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve our interests and the interests of our stockholders.
Identifying and Evaluating Nominees
The Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a securityholder in compliance with the Nominating and Corporate Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of each proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. Based on these considerations, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve the interests of our company and stockholders. The Nominating and Corporate Governance Committee will evaluate proposed director candidates who have been recommended by securityholders in compliance with the policies and procedures established by the Nominating and Corporate Governance Committee in the same manner as all other proposed director candidates being considered by the Nominating and Corporate Governance Committee, with no regard to the source of the initial recommendation of such proposed director candidate.
Board Leadership Structure
The positions of chairman of the Board and chief executive officer of the Corporation have historically been combined, and Dr. Gozani currently holds both positions. We believe this Board leadership structure is appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Gozani in attendance. We do not have a lead independent director.

Board’s Role in Risk Oversight
Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. Our Board’s role in risk oversight has not, to date, had any effect on the Board’s leadership structure.
While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, the Audit Committee and Compensation Committee assist the Board of Directors in fulfilling that responsibility. The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements, and the Compensation Committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices.
Communications with the Board
If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NeuroMetrix, Inc., c/o Secretary, NeuroMetrix, Inc., 1000 Winter Street, Waltham, MA 02451.
We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available on our website at http://www.neurometrix.com under the heading “Investor Relations” and subheading “Corporate Governance,” and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under SEC rules or, to the extent permitted, by NASDAQ rules. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to us at: NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451, Attention: Compliance Officer.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
Currently, we have one Class I director with a term expiring at our 2017 Annual Meeting of Stockholders: Timothy R. Surgenor. Our Board of Directors has nominated and recommends that Timothy R. Surgenor be re-elected as a Class I director, to hold office until our 2020 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Surgenor has indicated his willingness to serve, if elected; however, should he become unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee recommended by our Board of Directors. Allen J. Hinkle, M.D., who served as a member of our Board of Directors since January 2006, had also been slated for re-election as a Class I director, but he passed away unexpectedly on February 18, 2017.
Vote Required
Directors are elected by a plurality of the votes cast by stockholders entitled to vote. This means that the person receiving the highest number of “FOR” votes will be elected as director. Votes may be cast for or withheld from a nominee. Broker non-votes and votes that are withheld are not included in the number of votes cast and will have no effect on the outcome of the election of the nominee.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE, TIMOTHY R. SURGENOR, AND PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE NOMINEE UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.
Information Regarding the Nominee, Other Directors and Executive Officers
The following table and biographical descriptions set forth certain information with respect to the nominee for election as Class I director at the annual meeting, each continuing director who is not standing for election, and the executive officers who are not directors, based on information furnished to us by each nominee, director, and executive officer, as of March 13, 2017.

Name	Age	Position
Shai N. Gozani, M.D., Ph.D.	52	Chairman of the Board, Chief Executive Officer, President and Secretary
Thomas T. Higgins	65	Senior Vice President, Chief Financial Officer and Treasurer
Francis X. McGillin	56	Senior Vice President, Chief Commercial Officer
David E. Goodman, M.D. (1) (2)	61	Director
Nancy E. Katz (1)	57	Director
Timothy R. Surgenor (1) (3)	57	Director
David Van Avermaete (2)	65	Director

(1)    Member of Audit Committee.
(2)    Member of Compensation Committee.
(3)    Member of Nominating and Corporate Governance Committee.
Director Nominated for Election at the Annual Meeting
Timothy R. Surgenor has served as a member of our Board of Directors since April 2009. Since April 2009, Mr. Surgenor has been a partner at Red Sky Partners, LLC, a provider of general management consulting services to the biotechnology industry. Since July 2012 Mr. Surgenor has also served as a director of Precision Ventures, a developer of medical and consumer devices. From 2003 to 2009, Mr. Surgenor served as President, Chief Executive Officer and director of Cyberkinetics Neurotechnology Systems (OTC: CYKN.PK), a medical device company. From January 1999 to January 2003, Mr. Surgenor was Executive Vice President at Haemonetics Corporation, which is a medical device company. From 1994 to 1999, Mr. Surgenor was President of Genzyme Tissue Repair, the cell therapy division of Genzyme Corporation. Previously, Mr. Surgenor was Executive Vice President and Chief Financial Officer of BioSurface Technology, Inc. and also held various positions in operations at Integrated Genetics. Mr. Surgenor received a B.A. in Biochemistry from Williams College and an M.B.A. from Harvard Business School. The Board has concluded that Mr. Surgenor should serve as a director because Mr. Surgenor’s long career in the medical device and biotechnology business as both an entrepreneur and in senior executive positions in public companies provides the Board with important industry experience as well as valuable finance, accounting and executive management expertise.
Directors Whose Terms Extend Beyond the Annual Meeting
Shai N. Gozani, M.D., Ph.D. founded our Company in 1996 and currently serves as Chairman of our Board of Directors and as our President, Chief Executive Officer and Secretary. Since founding our Company in 1996, Dr. Gozani has served in a number of positions at our company including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, Chief Executive Officer since 1997 and Secretary since July 2008. Dr. Gozani holds a B.A. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to forming our Company, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry. The Board has concluded that Dr. Gozani should serve as a director because Dr. Gozani’s extensive knowledge of engineering and neurophysiology, combined with the unique understanding of our technology and business he has gained as our founder and as a key executive, provides invaluable insight to our Board and to the entire organization.
David Van Avermaete has served as a member of our Board of Directors since September 2013. Since January 2015, Mr. Van Avermaete has served as President of Inject Safe Technologies, a privately held company that has developed a bandage specifically designed to support injections. From April 2004 to February 2013, Mr. Van Avermaete served as Chief Executive Officer of VeraLight, Inc., a medical device company he founded, that focuses on non-invasive screening for type 2 diabetes. From 2000 to 2004, Mr. Van Avermaete served as Senior Vice President Non-Invasive Technology of InLight Solutions, a Johnson & Johnson company focused on transformational technology in the diabetes field. From 1998 to 2000, Mr. Van Avermaete served as U.S. President of the LifeScan division of Johnson & Johnson and, from 1990 to 1998, in various senior level positions at LifeScan concentrating in sales and marketing. Previously, Mr. Van Avermaete served as Vice President Sales and Marketing at Biotope, Director of Marketing at Roche Diagnostics, and Director of Marketing and Sales at Syntex Medical Diagnostics. Mr. Van Avermaete received a Master of Business Administration and a Master of Science Degree in Microbiology from the University of Arizona and a Bachelor of Science Degree in medical technology and chemistry from Ball State University. The Board has concluded that Mr. Van Avermaete should serve as a director because his executive level experience in the medical device and diabetes field, as well as in entrepreneurial ventures, provides the Board with a valuable perspective in commercializing medical device products.
David E. Goodman, M.D., M.S.E. has served as a member of our Board of Directors since June 2004. Since 2013, Dr. Goodman has served as CEO of FeetFirst, a technology-focused healthcare services company he co-founded that is committed to preventing the devastating and expensive microvascular complications of diabetes. From 2014 - 2016, Dr. Goodman served as a director of Xtant Medical (OTC QX: BONE), a comprehensive supplier of orthopedic and spine surgery products. From 2012 – 2015, Dr. Goodman served as CMO of FirstVitals, a healthcare services company focused on wellness and prevention. Since 2011, Dr. Goodman has also served as an independent consultant. During 2010, Dr. Goodman served as President and Chief Executive Officer of SEDline, Inc., a research-focused company with the mission to expand the scope and applications for neuromonitoring. From 2008 to 2009, Dr. Goodman served as Executive Vice President of Business Development for Masimo Corporation, a manufacturer of non-invasive patient monitors. From 2006 to 2008, Dr. Goodman served as an independent consultant providing product design, regulatory and analytical consulting services to medical device and biopharmaceutical companies and also served in this capacity from 2003 to 2004 and from 2001 to 2002. From 2005 to 2006, Dr. Goodman served as President and Chief Executive Officer of BaroSense, Inc., a medical device company focused on developing minimally invasive devices for the long-term treatment of obesity. From 2004 to

2005, Dr. Goodman served as President and Chief Executive Officer of Interventional Therapeutic Solutions, Inc., an implantable drug delivery systems company. From 2002 to 2003, Dr. Goodman served as Chairman, President and Chief Executive Officer of Pherin Pharmaceuticals, a pharmaceutical discovery and development company. From 1994 to 2001, Dr. Goodman held various positions, including Chief Executive Officer, Chief Medical Officer and director, for LifeMasters Supported SelfCare, Inc., a disease management services company that Dr. Goodman founded. Dr. Goodman also served as a director of Sound Surgical Technologies LLC, a private manufacturer of aesthetic surgical tools from 2011 until its acquisition by Solta Medical (Nasdaq:SLTM) in 2013. Dr. Goodman holds a B.A.S. in applied science and bioengineering and a M.S.E. in bioengineering from the University of Pennsylvania. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology. Dr. Goodman holds 22 issued and pending patents and is a practicing physician with licenses in California and Hawaii. The Board has concluded that Dr. Goodman should serve as a director because Dr. Goodman’s medical and engineering background and his many years of executive experience in the medical device industry provide important experience and expertise to the Board.
Nancy E. Katz has served as a member of our Board of Directors since December 2010. From May 2011 to August 2014, Ms. Katz served as Vice President, Consumer Marketing at Medtronic, Inc., a medical technology company. From July 2005 to July 2010, Ms. Katz was Senior Vice President, Bayer Diabetes Care — North America. Prior to this position, she was President and Chief Executive Officer of Calypte Biomedical Corporation, a manufacturer of HIV diagnostics, President of Zila Pharmaceutical, Inc., a manufacturer of oral care products, and held senior marketing positions with the Lifescan division of Johnson & Johnson (blood glucose diabetes products), Schering-Plough Healthcare Products, and with American Home Products. Since October 2016, Ms. Katz has served on the Board of Directors of Cyanotech Corporation (NASDAQ: CYAN). She has previously served on the Boards of Directors of Neoprobe Corporation (AMEX: NEOP), Calypte Biomedical Corporation, LXN Corporation and Pepgen Corporation. She received a B.S. in business from the University of South Florida. The Board has concluded that Ms. Katz should serve as a director because her experience in diabetes care and marketing into the diabetes sector provides valuable insight to the Board and management.
Executive Officers Who Are Not Directors
Thomas T. Higgins has served as our Senior Vice President, Chief Financial Officer and Treasurer since September 2009. Prior to joining NeuroMetrix, from January 2005 to March 2008, Mr. Higgins was Executive Vice President and Chief Financial Officer at Caliper Life Sciences, Inc., a provider of technology and services for life sciences research. Before Caliper, Mr. Higgins was Executive Vice President, Operations and Chief Financial Officer at V.I. Technologies, Inc. (Vitex), a biotechnology company addressing blood safety. Before Vitex, Mr. Higgins served at Cabot Corporation in various senior finance and operations roles. His last position at Cabot was President of Distrigas of Massachusetts Corporation, a subsidiary involved in the liquefied natural gas business, and prior to that he was responsible for Cabot’s Asia Pacific carbon black operations. Before joining Cabot, Mr. Higgins was with PricewaterhouseCoopers where he started his career. Mr. Higgins holds a BBA with honors from Boston University.
Francis X. McGillin has served as Senior Vice President and Chief Commercial Officer since August 2014. Prior to joining NeuroMetrix, from September 2001 to January 2014, Mr. McGillin was Vice President and General Manager at Philips, having served in a number of senior marketing and management positions in the company’s consumer and healthcare businesses. His last role with Philips, was leading the globalization of Philips Sonicare business. Before Philips, Mr. McGillin, was Executive Director, Marketing at Johnson & Johnson, working across a number of the company’s global consumer brands. Mr. McGillin holds a MBA from Fordham University and a BS degree from Northeastern University.

DIRECTORS’ COMPENSATION
As of December 31, 2016, the non-employee members of our Board of Directors were entitled to receive annual cash compensation in the amount of $15,000 for service as a member of our Board of Directors, which is paid following each annual meeting of our stockholders. In addition, these non-employee directors were entitled to receive $2,000 for each board or committee meeting that they attend, provided that they are not entitled to additional compensation for attending committee meetings that occur on the same day as a board meeting which they attend. This cash compensation is in addition to any stock options or other equity compensation that we determine to grant to our directors. Dr. Gozani, the only member of our Board of Directors who is also an employee, is not separately compensated for his service on our Board of Directors.
In addition to the compensation described above, we reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any committees thereof.
The following table shows compensation information with respect to services rendered to us in all capacities during the fiscal year ended December 31, 2016 for each non-employee member of the Board of Directors.
Director Compensation Table — 2016

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total Compensation ($)
David E. Goodman, M.D. (2)	39,000	4,938	43,938
Allen J. Hinkle, M.D. (3)	31,000	4,938	35,938
Nancy E. Katz (4)	37,000	4,938	41,938
Timothy R. Surgenor (5)	40,000	4,938	44,938
David Van Avermaete (6)	31,000	4,938	35,938

(1)	These amounts represent the aggregate grant date fair value for 5,000 stock options granted to each director during fiscal year 2016.

(2)	As of December 31, 2016, Dr. Goodman held options to purchase 7,744 shares of common stock, 1,498 of which were vested.

(3)	As of December 31, 2016, Dr. Hinkle held options to purchase 7,744 shares of common stock, 1,498 of which were vested. Dr. Hinkle passed away on February 18, 2017.

(4)	As of December 31, 2016, Ms. Katz held options to purchase 7,744 shares of common stock, 1,498 of which were vested.

(5)	As of December 31, 2016, Mr. Surgenor held options to purchase 7,744 shares of common stock, 1,498 of which were vested.

(6)	As of December 31, 2016, Mr. Van Avermaete held options to purchase 10,000 shares of common stock, 3,130 of which were vested.

COMPENSATION OF EXECUTIVE OFFICERS
Summary of Executive Compensation
The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2016 and 2015 to (i) our Chief Executive Officer, and (ii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2016 and were serving as executive officers as of such date (we refer to these individuals in (i) through (ii), collectively, as the “named executive officers”):
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Shai N. Gozani, M.D. Ph.D. Chairman of the Board, Chief Executive Officer, President and Secretary	2016	415,000	—	170,091	—	585,091
	2015	415,000	226,823	—	—	641,823
Thomas T. Higgins Senior Vice President, Chief Financial Officer and Treasurer	2016	325,000	—	85,045	—	410,045
	2015	325,000	142,106	—	—	467,106
Frank McGillin Senior Vice President, and Chief Commercial Officer	2016	325,000	—	85,045	—	410,045
	2015	325,000	113,685	—	—	438,685

(1)
These amounts include the aggregate grant date fair value for option awards granted during fiscal years 2016 and 2015 computed in accordance with FASB ASC Topic 718. The amount of each grant is set forth below under “Discussion of Summary Compensation Table — Long-Term Incentive Compensation.” A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our Financial Statements, included in our Annual Report on Form 10-K for fiscal year 2016.

(2)
Executive officer bonuses for fiscal year 2015 were paid in fully-vested shares of the Company’s common stock. No bonuses were paid for fiscal year 2016. See “Discussion of Summary Compensation Table – Bonus Payments.”

Discussion of Summary Compensation Table
The compensation paid to the named executive officers may include salary, cash incentive compensation, and equity incentive compensation. The terms of employment agreements that we have entered into with our named executive officers are described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”
Cash Compensation
We pay our executive officers a base salary which we review and determine annually. As of December 31, 2016, base salaries for our executive officers are Dr. Gozani — $415,000, Mr. Higgins — $325,000, and Mr. McGillin — $325,000.
Bonus Payments
Each executive officer has an annual bonus target which is expressed as a percentage of base salary. For 2016, executive officer bonus targets as a percentage of base salary were as follows: Dr. Gozani — 62.5%; Mr. Higgins — 50%; and Mr. McGillin — 40%.
The Compensation Committee has established a process for annual assessment of corporate performance which is the foundation for decisions regarding bonus payments to executive officers. Metrics are established following approval by the Board of Directors of the annual operating budget. These are monitored quarterly during the year and assessed after the end of the year. The Compensation Committee evaluates performance against these metrics and also applies judgment in arriving at an overall corporate performance rating or “factor”. The Compensation Committee, in consultation with its independent compensation consultant, Radford, implemented a primarily quantitative formula for use in developing the corporate factor for the management bonus pool. In concept, the management bonus pool is activated by achievement of a single threshold or “gating” metric. Following activation, value is then created within the pool by achievement toward specific performance metrics.
The management pool metrics for 2016 encompassed targets for new equity funding and sales revenue. The Compensation Committee concluded that the gating metric of new equity funding had not been met in 2016 and therefore a management bonus pool was not created.
Long-Term Incentive Compensation
We grant long-term equity incentive awards in the form of stock options and restricted shares to executives as part of our total compensation package. The Compensation Committee awarded in August 2016 the following equity grants comprised of stock options, to our named executive officers under our 2004 Stock Plan in the following amounts: Dr. Gozani — 200,000 options; Mr. Higgins — 100,000 options; and Mr. McGillin — 100,000 options. During 2015 there were no equity grants to the executive officers.
Stock options referred to above have a term of ten years and vest over four years with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments thereafter. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee is employed by us and for a period of three months thereafter, unless such termination is upon death or disability, in which case the grantee may continue to exercise the option for a period of twelve months, or for cause, in which case the option terminates immediately. Vesting of stock options is also subject to acceleration in some certain circumstances in connection with a change-in-control as described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”
Management Retention and Incentive Plan
Our board of directors implemented the Management Retention and Incentive Plan, or the MRIP, under which a portion of the consideration payable upon a change of control transaction, as defined in the MRIP, would be paid to our executive officers and certain other key employees. The MRIP was designed to retain these individuals during the critical, early commercialization phases of our diabetes and pain initiatives while providing management with an incentive to rapidly build corporate value potentially leading to a change of control transaction. The MRIP has been structured to work in conjunction with, and not replace, our other incentive programs such as our equity plans, severance arrangements, compensation and bonus plan, and other benefits. The MRIP, which is designed to provide an appropriate, market-based incentive to our executive officers and key employees, will be reduced over time as a result of any future equity grants to participants. Effectively, the MRIP has an embedded self-liquidation feature.
In the event of a change of control transaction, subject to the participant’s continued employment or service with us, the participant shall receive cash consideration equal to a fixed percentage of the value of the change of control transaction to be received by the Corporation or our stockholders, net of expenses. Each participant’s payment shall be reduced by (i) any payments to be made to the participant in the change of control transaction as a result of securities issued pursuant to our equity plans, (ii) the value then held by the participant of securities previously issued to the participant under our equity plans; and (iii) the then current value of shares issued to the participant under our equity plans and previously sold by the participant, excluding any founders shares.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth information with respect to our named executive officers concerning the outstanding equity awards as of December 31, 2016.

	Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)
Shai N. Gozani, M.D., Ph.D.	243	—	286.56	4/01/18
	1,389	—	244.80	2/12/19
	582	—	243.36	4/02/20
	1,164	—	79.20	2/01/21
	31,250	—	7.08	7/26/23
	50,000	—	7.08	7/31/24
	—	200,000(1)

Thomas T. Higgins	490	—	79.20	2/01/21
	13,750	—	7.08	7/26/23
	22,000	—	7.08	7/31/24
	—	100,000(2)	1.47	8/22/26

Frank McGillin	28,125	21,875(3)	7.52	8/25/24
	—	100,000(2)	1.47	8/22/26

(1)
Reflects the unexercised portion of a stock option for 200,000 shares of common stock that was granted on August 22, 2016. The option vests 25% on the first anniversary of the vesting start date and then 1/16th each quarter thereafter until fully vested.

(2)
Reflects the unexercised portion of a stock option for 100,000 shares of common stock that was granted on August 22, 2016. The option vests 25% on the first anniversary of the vesting start date and then 1/16th each quarter thereafter until fully vested.

(3)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on August 25, 2014. The option vests 25% on the first anniversary of the vesting start date and then 1/16 th each quarter thereafter until fully vested.

Employment Agreements and Potential Payments upon Termination or Change-in-Control
Shai N. Gozani, M.D., Ph.D.
We entered into an employment agreement with Dr. Gozani, effective as of June 21, 2004 and amended on December 31, 2008. Under the terms of the employment agreement, Dr. Gozani is to be paid an annual base salary determined by the Compensation Committee. Dr. Gozani’s salary for 2016 was $415,000. Dr. Gozani is also eligible to receive an annual cash performance bonus of up to 62.5% of his annual salary if certain performance objectives, determined by Dr. Gozani and our Compensation Committee, are met.
The employment agreement may be terminated by us with or without cause or by Dr. Gozani. Under the terms of the employment agreement, if (1) we terminate Dr. Gozani for any reason other than willful non-performance of his duties under the employment agreement, intentional fraud or dishonesty with respect to our business or conviction of a felony, which we refer to as a termination without cause, or (2) Dr. Gozani resigns as a result of a reduction in his responsibilities with us, reduction in his status with us, reduction of his salary, relocation of our corporate offices more than 35 miles from their current location or breach by us of the employment agreement, which we refer to as a termination for good reason, Dr. Gozani will be entitled to his full base salary at his then-current annual rate of pay, plus benefits and applicable bonus payments, through the date of his termination. In addition, in the event of such a termination, we will continue to pay Dr. Gozani his then-current annual base salary for one year following the termination. Additionally, Dr. Gozani will be entitled to his full annual cash performance bonus in the year that any of the following transactions occurs:

•	a sale of substantially all of our assets;

•	a merger or combination with another entity, unless the merger or combination does not result in a change in ownership of our voting securities of more than 50%; or

•	the sale or transfer of more than 50% of our voting securities.
Thomas T. Higgins
We entered an Employment Agreement with Mr. Higgins on October 27, 2014 which provides for our employment of Mr. Higgins as our Senior Vice President, Chief Financial Officer and Treasurer for a three year term at an annual salary of $325,000, subject to periodic review and adjustment at our discretion. Under the Employment Agreement, Mr. Higgins is also eligible to receive an annual performance bonus, payable in cash or stock, of up to 50% of his annual salary. Under the terms of the Employment Agreement, if (1) we terminate Mr. Higgins for cause or if he resigns for other than good reason, Mr. Higgins will not be entitled to any separation benefits; (2) we terminate Mr. Higgins’ employment without cause other than within six months prior to or twelve months following a change in control of the company or Mr. Higgins resigns for good reason, he will be entitled to receive separation benefits equal to his base salary, target bonus amount and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Mr. Higgins’ employment within six months prior to or twelve months following a change in control of the company or Mr. Higgins resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Mr. Higgins dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants. In connection with the Employment Agreement, Mr. Higgins executed a Confidentiality & Non-Compete Agreement with the Company.
Frank McGillin
We entered an Employment Agreement with Mr. McGillin on August 14, 2014 in connection with his joining the Company which provides for our employment of Mr. McGillin as our Senior Vice President and Chief Commercial Officer for a three year term at an annual salary of $325,000, subject to periodic review and adjustment at our discretion. Under the Employment Agreement, Mr. McGillin is also eligible to receive an annual performance bonus, payable in cash or stock, of up to 40% of his annual salary. Under the terms of the Employment Agreement, if (1) we terminate Mr. McGillin for cause or if he resigns for other than good reason, Mr. McGillin will not be entitled to any separation benefits; (2) we terminate Mr. McGillin’s employment without cause other than within six months prior to or twelve months following a change in control of the company or Mr. McGillin resigns for good reason, he will be entitled to receive separation benefits equal to his base salary, target bonus amount and continuation of health benefits for a period of twelve months from the date of such termination; (3) we terminate Mr. McGillin’s employment within six months prior to or twelve months following a change in control of the company or Mr. McGillin resigns for good reason, he will be entitled to the same benefits as described in (2) above, and in addition, we will accelerate his rights to exercise shares under any stock option grants; and (4) Mr. McGillin dies or becomes totally disabled, we will accelerate the rights of his representative to exercise shares under and stock option grants. In connection with the Employment Agreement, Mr. McGillin executed a Confidentiality & Non-Compete Agreement with the Company.
Confidentiality and Non-Competition Agreements
Dr. Gozani, Mr. Higgins, and Mr. McGillin have each entered into a confidentiality and non-competition agreement with us, which provides for protection of our confidential information, assignment to us of intellectual property developed by the executive officer and non-compete and non-solicitation obligations that are effective during, and for twelve months following termination of, the executive officer’s employment.
Ninth Amended and Restated 2004 Stock Option and Incentive Plan
Under our 2004 Stock Plan, in the event of a merger, sale or dissolution of our company, or a similar “sale event,” all outstanding awards under our 2004 Stock Plan, unless otherwise provided for in a particular award, will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of these awards. In the event that the outstanding awards under our 2004 Stock Plan terminate in connection with a sale event, all stock options and stock appreciation rights granted under our 2004 Stock Plan will automatically become fully exercisable and all other awards granted under our 2004 stock plan will become fully vested and non-forfeitable as of the effective time of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning beneficial ownership as of March 13, 2017, except as noted below, of our common stock by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to beneficially own more than five percent of our common stock.

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 13, 2017, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after March 13, 2017. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 10 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Each stockholder’s percentage ownership is based on 8,439,901 shares of our common stock outstanding as of March 13, 2017 plus the number of shares of common stock that may be acquired by such stockholder upon exercise of options or warrants that are exercisable on or within 60 days after March 13, 2017.
Unless otherwise indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, except to the extent authority is shared by spouses under community property laws.

	Amount and Nature of Beneficial Ownership			Percent of Class of Total
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total
Shai N. Gozani, M.D., Ph.D.	150,909	84,632	235,541	2.8%
Thomas T. Higgins	73,309	36,240	109,549	1.3%
Francis X. McGillin	37,886	31,250	69,136	*
David E. Goodman, M.D.	209	1,733	1,942	*
Timothy R. Surgenor	1,834	1,733	3,567	*
Nancy E. Katz	209	1,733	1,942	*
David Van Avermaete	—	3,677	3,677	*
All Current Directors and Executive Officers as a group (7 persons)	264,565	160,998	425,354	4.9%

	Amount and Nature of Beneficial Ownership			Percent of Class of Total
Name and Address(1) of Beneficial Owner	Common Stock	Warrants(2)	Total
Beneficial Owner of 5% or More Other than Directors or Executive Officers
Sabby Management, LLC (3)	—	936,725	936,725	9.99%

(1)	Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451.

(2)	Includes all options that are exercisable on or within 60 days from March 13, 2017 by the beneficial owner, except as otherwise noted.

(3)
Reflects shares of common stock issuable upon the exercise of warrants beneficially owned by Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. The amount does not include 35,558,645 shares of common stock issuable upon exercise of warrants issued to Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. in 2013, 2014 ,2015, 2016 and 2017 and 30,075,607 shares of common stock issuable upon the conversion of 21,052.925 shares of Series D and Series E Convertible Preferred Stock issued to Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., and 4,727,821 shares issuable upon a common share delivery obligation, all of which are subject to a 9.99% beneficial ownership limitation and related warrant exercise restriction. Sabby Management, LLC and Hal Mintz do not directly own shares of common stock, but are deemed to have beneficial ownership over these shares of common stock because Sabby Management, LLC is the investment manager for both Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd and Hal Mintz is the manager of Sabby Management, LLC. The address for the reporting persons is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2016.
Equity Compensation Plan Information as of December 31, 2016

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	732,364	$4.37	115,377(2)
Equity compensation plans not approved by security holders(3)	50,000	7.52	50,000
Totals	782,364	$4.57	165,377

(1)
Includes information related to our Amended and Restated 1996 Stock Option/Restricted Stock Plan, Amended and Restated 1998 Equity Incentive Plan, Ninth Amended and Restated 2004 Stock Option and Incentive Plan, and Fourth Amended and Restated 2010 Employee Stock Purchase Plan.

(2)
As of December 31, 2016, there were 26,420 shares available for future grant under the Ninth Amended and Restated 2004 Stock Option and Incentive Plan and 88,957 shares available under the Fourth Amended and Restated 2010 Employee Stock Purchase Plan. No new stock grants or awards will be made under the Amended and Restated 1996 Stock Option/Restricted Stock Plan or the Amended and Restated 1998 Equity Incentive Plan.

(3)
Includes information related to our Amended and Restated 2009 Non-Qualified Inducement Stock Plan, which is designed to provide equity grants to new employees. Pursuant to this plan, we were authorized to issue Non-Qualified Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

AUDIT COMMITTEE REPORT
The undersigned members of the Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the NASDAQ Marketplace Rules, submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2016 as follows:
1.    The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, the audited financial statements for the Corporation for the fiscal year ended December 31, 2016;
2.    The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them in accordance with Auditing Standard No. 16, Communications with Audit Committees; and
3.    The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee’s roles and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.neurometrix.com . This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of PricewaterhouseCoopers LLP. The Audit Committee reviews NeuroMetrix’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of NeuroMetrix’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of PricewaterhouseCoopers LLP, which is engaged to audit and report on the financial statements of NeuroMetrix.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeuroMetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.
Respectfully submitted by the Audit Committee:

Timothy R. Surgenor, Chairman
David E. Goodman, M.D.
Nancy E. Katz

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND AUTHORIZATION OF OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.0001 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:8, SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, and thereby authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock, $0.0001 par value per share, are being asked to approve the proposal that Article IV of our Third Amended and Restated Certificate of Incorporation, as amended, be further amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between two (2) and eight (8), such number consisting of only whole shares, into one (1) share of common stock). Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Third Amended and Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to effect the reverse stock split is attached as Appendix A to this proxy statement. The amendment will permit the Board of Directors to effect a reverse stock split of our common stock at a ratio between 1:2 to 1:8, such number consisting of only whole shares, to be selected by the Board of Directors following stockholder approval. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors’ decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than six months from the date of the 2017 Annual Meeting.

The proposed amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to effect the reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we have no definitive, specific plans, arrangements or understandings relating to the issuance of a material amount of additional shares of authorized common stock that will become available following the reverse stock split in the near term.

Purpose and Background of the Reverse Stock Split

On March 6, 2017, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•
the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The NASDAQ Capital Market; and

•	the Board of Directors believes that a higher stock price may help generate investor interest in the Company and help attract, retain, and motivate employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Capital Market under the symbol “NURO.” One of the requirements for continued listing on the NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00 per share. On March 13, 2017, the closing market price per share of our common stock was $0.62, as reported by The NASDAQ Capital Market.

On February 2, 2017, we received a notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share required for continued inclusion on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until August 1, 2017, to regain compliance with the minimum bid price requirement. Our common stock will continue to be listed on The NASDAQ Capital Market during this grace period. We cannot be sure that our share price will comply with the requirements for continued listing of our common stock on The NASDAQ Capital Market in the future, or that we will comply with the other continued listing requirements. If our common stock loses its status on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares.

Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this proposal as a potential means of increasing the bid price of our common stock to above $1.00 per share and of maintaining the bid price of our common stock above $1.00 per share in compliance with The NASDAQ Stock Market requirements.

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;
•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of our third amended and restated certificate of incorporation, as amended, relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[*] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] ([*]) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.0001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two(2) and eight(8)into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio, within the range approved by the Company’s stockholders, of the reverse stock split to be implemented. The Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split for six months without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our common stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the split. See “Fractional Shares” below for additional information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Plans

The Company has several stock plans designed primarily to provide equity-based incentives to employees. These include the Ninth Amended and Restated 2004 Stock Option and Incentive Plan, or the 2004 Plan, the 2009 Non-Qualified Inducement Stock Plan, and the Fourth Amended and Restated 2010 Employee Stock Purchase Plan. As of March 13, 2017, we had approximately 163,786 shares subject to stock options under our various stock plans. Our Board of Directors has the discretion to determine the appropriate adjustment to the awards granted under these stock plans in the event of a stock split.

Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans, will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if a 1-for-3 reverse stock split is effected, the 24,829 shares that remain available for issuance under our 2004 Plan as of March 13, 2017, would be adjusted to equal approximately 8,276 shares, subject to increase pursuant to the terms of our 2004 Plan. In addition, the exercise price per share under each outstanding stock option would be increased by 3 times and the number of shares subject to each outstanding stock option would be decreased by 3 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. A consistent approach would be taken with the other stock plans.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-eighth (1/8) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

Each holder of common stock is hereby notified that any discussion of U.S. Federal tax issues in this proxy statement has been included by the Company in furtherance of the reverse stock split on the terms described herein, and each such holder should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock that is for United States Federal income tax purposes:

(i)    an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;
(iii)    an estate with income subject to United States Federal income tax regardless of its source; or

(iv)
a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Company capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership (or any equity owner of such other entity) will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	a U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share);

•
a U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received; and

•
a U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by the Company. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in Company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment of Our Third Amended and Restated Certificate of Incorporation, as Amended

Approval of the amendment to our third amended and restated certificate of incorporation, as amended, and the authorization of our Board of Directors, if in their judgment it is necessary, to effect the reverse stock split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the 2017 Annual Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN TWO (2) AND EIGHT (8), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: APPROVAL OF A NINTH AMENDED AND RESTATED 2004 STOCK PLAN, WHICH RESERVES AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE, THEREBY INCREASING THE TOTAL RESERVED SHARES UNDER THE 2004 STOCK PLAN FROM 1,031,570 SHARES TO 1,531,570 SHARES
General
Our Ninth Amended and Restated 2004 Stock Option and Incentive Plan, herein referred to as the 2004 Stock Plan, currently authorizes the grant of stock options and other stock-based awards to officers, employees, non-employee directors, consultants and prospective employees of the Corporation and its subsidiaries. Currently, 1,031,570 shares of common stock are reserved for issuance pursuant to awards granted under the 2004 Stock Plan. As of March 13, 2017, there were 24,829 shares available for future grant under the 2004 Stock Plan. On March 6, 2017, the Board of Directors approved the Ninth Amended and Restated 2004 Stock Plan, subject to stockholder approval, which increases the aggregate number of shares authorized for issuance under the 2004 Stock Plan by 500,000 shares to 1,531,570 shares of common stock (the “Plan Amendment”).
Our Board of Directors, the Compensation Committee, and management believe that the effective use of stock-based short-term and long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Ninth Amended and Restated 2004 Stock Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. There is currently an inadequate number of shares available in the 2004 Stock Plan for future grant of incentive compensation to expand management and employee ownership in the Company. We believe that the Plan Amendment set forth above is essential to permit our management to provide short-term and long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the Plan Amendment set forth above is in the best interests of us and our stockholders and recommends a vote “FOR” the approval of the Ninth Amended and Restated 2004 Stock Plan. In the event that this is not approved by our stockholders, the 2004 Stock Plan will continue in effect without the amendment described above.
The Ninth Amended and Restated 2004 Stock Plan is being submitted to you for approval at the annual meeting in order to (i) ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the Ninth Amended and Restated 2004 Stock Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the Ninth Amended and Restated 2004 Stock Plan is also required by NASDAQ rules.
On March 13, 2017, the closing market price per share of our common stock was $0.62, as reported by The NASDAQ Capital Market.
Material Features of the Ninth Amended and Restated 2004 Stock Plan
The following description of certain material features of the Ninth Amended and Restated 2004 Stock Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Ninth Amended and Restated 2004 Stock Plan that is attached hereto as Appendix B.
Shares Available. The maximum number of shares authorized for issuance under the Ninth Amended and Restated 2004 Stock Plan will be 1,531,570 shares of common stock, which is an increase of 500,000 shares from the number of shares currently authorized for issuance under the 2004 Stock Plan. If the reverse stock split contemplated by Proposal 2 in this proxy statement is approved by our stockholders and implemented by our Board of Directors, the number of shares by which the Ninth Amended and Restated Stock Plan will be increased will not be adjusted, but rather will remain at 500,000 shares.
The shares underlying any awards that are forfeited, canceled or are otherwise terminated (other than by exercise) under the Ninth Amended and Restated 2004 Stock Plan will be added back to the shares authorized for issuance under the Ninth Amended and Restated 2004 Stock Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding will not be available for future issuance under the Ninth Amended and Restated 2004 Stock Plan. In addition, upon exercise of stock appreciation rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Ninth Amended and Restated 2004 Stock Plan.
Types of Awards. The Ninth Amended and Restated 2004 Stock Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards and dividend equivalent rights.
Plan Administration. The Ninth Amended and Restated 2004 Stock Plan will be administered by the Compensation Committee of the Board of Directors. The administrator of the Ninth Amended and Restated 2004 Stock Plan has the power and authority to select the participants to whom awards will be granted; to determine the time or times of grant; to determine the extent, if any, to which any award or any combination of awards is granted to participants; to determine the number of shares of stock to be covered by any award; to accelerate the exercisability or vesting of any award; and to determine the specific terms and conditions of each award, subject to the provisions of the Ninth Amended and Restated 2004 Stock Plan. The administrator may delegate to the Chief Executive Officer the authority to grant awards to employees, other than our executive officers, provided that the administrator includes a limitation as to the number of shares that may be awarded and provides specific guidelines regarding such awards.
Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors, and other key persons are eligible to participate in the Ninth Amended and Restated 2004 Stock Plan subject to the discretion of the administrator. Approximately 42 people are currently eligible to participate in the Ninth Amended and Restated 2004 Stock Plan.
Performance-Based Compensation. To ensure that certain awards granted under the Ninth Amended and Restated 2004 Stock Plan, including awards of cash, restricted stock and deferred stock, to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Ninth Amended and Restated 2004 Stock Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria including (1) return on equity, assets, capital or investment; (2) pre-tax or after-tax profit levels; (3) cash flow, funds from operations or similar measure; (4) total shareholder return; (5) changes in the market price of the stock; (6) revenues, sales or market share; (7) net income (loss) or earnings per share; (9) expense margins or operating efficiency (including budgeted spending limits) or (10) project development and sales milestones, any of which may relate to the Corporation or any subsidiary, division, operating unit or business segment of the Corporation, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle, and each performance cycle must be at least three months long. The maximum award of restricted stock or deferred stock (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 150,000 shares for any performance cycle or $1,000,000 in the case of a performance-based award that is a cash based award, and options or stock appreciation rights with respect to no more than 150,000 shares may be granted to any one individual during any calendar year period. If the reverse stock split contemplated by Proposal 2 in this proxy statement is approved by our stockholders and implemented by our Board of Directors, this number will not be adjusted but rather will remain at 150,000 shares.
Stock Options. The exercise price of stock options awarded under the Ninth Amended and Restated 2004 Stock Plan may not be less than the fair market value of the common stock on the date of the option grant. The term of each stock option may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Ninth Amended and Restated 2004 Stock Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.
To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights. The administrator may award a stock appreciation right independently of a stock option. The administrator may award stock appreciation rights subject to such conditions and restrictions as the administrator may determine, provided that the exercise price may not be less than the fair market value of the common stock on the date of grant and no stock appreciation right may be exercisable more than ten years after the date of grant. Additionally, all stock appreciation rights are exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.
Restricted Stock. The administrator may award shares to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Corporation through a specified restricted period.
Deferred Stock. The administrator may award phantom stock units to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Corporation through a specified restricted period. At the end of the deferral period, the participants shall be paid, to the extent vested, in shares.
Unrestricted Stock. The administrator may grant shares (at par value or for a purchase price determined by the administrator) that are free from any restrictions under the Ninth Amended and Restated 2004 Stock Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.
Cash-Based Awards. The administrator may grant cash-based awards to any grantee in an amount, upon such terms, and subject to such conditions as the administrator may determine. The administrator shall determine the maximum duration of the cash-based award, the amount of cash to which the cash-based award pertains, the conditions upon which the cash-based award shall become vested or payable, and such other provisions as the administrator shall determine. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of common stock, as the administrator determines.
Dividend Equivalent Rights. The administrator may award dividend equivalent rights under the Ninth Amended and Restated 2004 Stock Plan subject to such conditions and restrictions as the administrator may determine, provided that dividend equivalent rights may only be granted in tandem with restricted stock awards, deferred stock awards or unrestricted stock awards. Dividend equivalents credited to the holder may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at fair market value on the date of the reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by us, if any.
Tax Withholding. Participants in the Ninth Amended and Restated 2004 Stock Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Corporation to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Corporation shares having a value equal to the amount of such taxes.
Change of Control Provisions. In the event of a merger, sale or dissolution of the Corporation, or a similar “sale event,” (as defined in the Ninth Amended and Restated 2004 Stock Plan) all outstanding awards under the Ninth Amended and Restated 2004 Stock Plan unless otherwise provided for in a particular award, will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of these awards. In the event that the outstanding awards under the Ninth Amended and Restated 2004 Stock Plan terminate in connection with a sale event, all stock options and stock appreciation rights granted under the Ninth Amended and Restated 2004 Stock Plan will automatically become fully exercisable and all other awards granted under the Ninth Amended and Restated 2004 Stock Plan will become fully vested and non-forfeitable as of the effective time of the sale event, except as may be otherwise provided in the relevant award agreement, and each holder of an option or a stock appreciation right will be permitted to exercise such award for a specified period prior to the consummation of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.

Term. No awards may be granted under the Ninth Amended and Restated 2004 Stock Plan after the 10‑year anniversary of the date that the 2004 Stock Plan is approved by stockholders and no incentive stock option may be granted after the 10‑year anniversary of the date that the 2004 Stock Plan was approved by the Board of Directors.
Amendments. The Ninth Amended and Restated 2004 Stock Plan may not be amended without stockholder approval to the extent required by the NASDAQ rules or necessary to ensure that incentive stock options qualify as such under the Code and compensation earned under awards qualifies as performance-based compensation under the Code. Generally, under the NASDAQ rules, all material amendments to the Ninth Amended and Restated 2004 Stock Plan will be subject to approval by our stockholders including (1) any material increase in the number of shares to be issued under the Ninth Amended and Restated 2004 Stock Plan; (2) any material increase in benefits to participants under the Ninth Amended and Restated 2004 Stock Plan including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding stock options, (ii) reduce the price at which shares of common stock or stock options may be offered, or (iii) extend the duration of the Ninth Amended and Restated 2004 Stock Plan; (3) any material expansion of the class of participants eligible to participate in the Ninth Amended and Restated 2004 Stock Plan; and (4) any expansion in the types of awards provided under the Ninth Amended and Restated 2004 Stock Plan. Otherwise, the Board of Directors may amend or discontinue the Ninth Amended and Restated 2004 Stock Plan at any time, provided that no such amendment may adversely affect the rights under any outstanding award without the holder’s consent.
Repricing. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights, or SARs, or cancel, exchange, buyout or surrender outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without stockholder approval.
Effective Date of the Ninth Amended and Restated 2004 Stock Plan. On March 6, 2017, the Board of Directors approved the Ninth Amended and Restated 2004 Stock Plan, subject to stockholder approval. The Ninth Amended and Restated 2004 Stock Plan will become effective on the date it is approved by the stockholders. If the Ninth Amended and Restated 2004 Stock Plan is not approved by the stockholders, the 2004 Stock Plan will continue in effect without the amendments to the 2004 Stock Plan and awards may be granted thereunder in accordance with its terms.
New Plan Benefits
No grants have been issued with respect to the additional shares to be reserved for issuance under the Ninth Amended and Restated 2004 Stock Plan. The number of shares that may be granted to the Corporation’s Chief Executive Officer, executive officers, non-employee directors and non-executive officers under the Ninth Amended and Restated 2004 Stock Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee.
Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Ninth Amended and Restated 2004 Stock Plan. It does not describe all federal tax consequences under the Ninth Amended and Restated 2004 Stock Plan nor does it describe state or local tax consequences.
Incentive Stock Options. Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.
Non-Qualified Options. Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.
A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.
An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.
Stock Grants. With respect to stock grants under our Ninth Amended and Restated 2004 Stock Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Stock Units. The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Limitation on the Corporation’s Deductions. As a result of Section 162(m) of the Code, the Corporation’s deduction for certain awards under the Ninth Amended and Restated 2004 Stock Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Ninth Amended and Restated 2004 Stock Plan is structured to allow grants to qualify as performance-based compensation. However, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and our Board of Directors and Compensation Committee reserve the right to pay non-deductible compensation when appropriate.
Vote Required
The Ninth Amended and Restated 2004 Stock Plan will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter.

Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NINTH AMENDED AND RESTATED 2004 STOCK PLAN WHICH RESERVES AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE, THEREBY INCREASING THE TOTAL RESERVED SHARES UNDER THE 2004 STOCK PLAN FROM 1,031,570 SHARES TO 1,531,570 SHARES. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE NINTH AMENDED AND RESTATED 2004 STOCK PLAN UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 2.
Our stockholders are being asked to consider and vote upon an adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the reverse stock split described in Proposal 2 of this proxy statement.

Vote Required

Approval of the adjournment of the annual meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the annual meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 2, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ACCOUNTING FEES
Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2015 are as follows:
Audit Fees
The audit fees for PricewaterhouseCoopers LLP for professional services rendered for the 2016 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q, issuance of comfort letter, issuance of consents, and review of documents filed with the SEC totaled $609,250, of which $406,000 was billed in 2016 and $203,250 was billed in 2017.
The audit fees for PricewaterhouseCoopers LLP for professional services rendered for the 2015 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q, issuance of comfort letter, issuance of consents, and review of documents filed with the SEC totaled $641,000, of which $440,000 was billed in 2015 and 201,000 was billed in 2016.
Audit-Related Fees
There were no audit-related fees for PricewaterhouseCoopers LLP in 2016 and 2015.
All Other Fees
Fees for PricewaterhouseCoopers LLP for services other than audit-related services were $1,800 for 2016 and in both years for a software subscription used to review accounting literature.
Tax Fees
There were no tax fees for PricewaterhouseCoopers LLP in 2016 and 2015.
Pre-Approval Policies and Procedures
The Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2016 and 2015 fiscal years.

STOCKHOLDER PROPOSALS
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders must be received by us on or before November 24, 2017 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary.
Stockholder proposals to be presented at our 2018 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders, must be presented and received in accordance with the provisions of our by-laws. Our by-laws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. A stockholder’s notice will be timely if received by us at our principal executive office not less than 90 days (or February 1, 2018) nor more than 120 days (or January 2, 2018) prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date (or April 2, 2018) or more than 60 days after the Anniversary Date (or July 1, 2018), a stockholder’s notice shall be timely if received by us at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: NeuroMetrix, Inc., 1000 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Alliance Advisors LLC (“Alliance”) to advise us on certain proposals and to manage the production and distribution of this proxy statement. We may engage them to assist with the solicitation of proxies for the annual meeting. We expect to pay Alliance approximately $28,000 for their services.
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Corporation will promptly deliver a separate copy to any stockholder upon written or oral request to the Corporation’s investor relations department at NeuroMetrix, Inc, 1000 Winter Street, Waltham, MA 02451 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such Reporting Persons are required by regulations of the SEC to furnish us with copies of all such filings. Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis. We received a written statement from our directors, officers, and 10% stockholders or know from other means that any required Forms 5 were filed or that no Forms 5 were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Except as otherwise set forth below, we did not engage in any related person transactions since January 1, 2015. Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest.
Private Offering of Convertible Preferred Stock and Warrants; Repricing of Warrants

In March 2017, we completed a private equity offering, or the 2017 Offering, with entities affiliated with Sabby Management, LLC and its affiliates, or Sabby, a principal stockholder, providing for the issuance of (i) 7,000 shares of Series E convertible preferred stock at a price of $1,000 per share, and (ii) warrants to purchase up to 10,000,000 shares of our common stock at an exercise price of $0.70 per share. As a part of this offering, the Company repriced warrants to purchase 23,475,870 shares of common stock held by Sabby, including warrants purchased in the December 2015 Offering, as described below. After placement agent fees and expenses, net proceeds of the 2017 Offering were $6.3 million. Each share of Series E convertible preferred stock has a stated value of $1,000 and is convertible, at any time at the option of the holder thereof, into a number of shares of our common stock determined by dividing the stated value by the initial conversion price of $0.70, subject to a 4.99% beneficial ownership limitation.

Private Offering of Convertible Preferred Stock and Warrants; Repurchase of Series C Convertible Preferred Stock

In June 2016, we completed a private equity offering, or the 2016 June Offering, with entities affiliated with Sabby Management, LLC and its affiliates, or Sabby, a principal stockholder, providing for the issuance of (i) 21,300 shares of Series D convertible preferred stock at a price of $1,000 per share, and (ii) warrants to purchase up to 11,800,554 shares of our common stock at an exercise price of $1.69 per share. As a part of this offering, the Company redeemed 13,800 shares of Series C convertible preferred stock issued in the December 2015 Offering that were held by Sabby, as further described below. Accordingly, the June 2016 Offering resulted in proceeds of $7.5 million. After placement agent fees and expenses, net proceeds of the June 2016 Offering were $6.7 million. Each share of Series D convertible preferred stock has a stated value of $1,000 and is convertible, at any time at the option of the holder thereof, into a number of shares of our common stock determined by dividing the stated value by the initial conversion price of $1.805, subject to a 4.99% beneficial ownership limitation.

Public Offering of Convertible Preferred Stock and Warrants; Repurchase of Series B Convertible Preferred Stock and Series A-4 Convertible Preferred Stock and Forfeiture of Warrants

In December 2015, we completed a private equity offering, or the 2015 December Offering, with Sabby providing for the issuance of (i) 13,800 shares of Series C convertible preferred stock at a price of $1,000 per share, and (ii) warrants to purchase up to 10,823,528 shares of our common stock, at an exercise price of $2.30 per share. The 2015 December Offering resulted in approximately $6.7 million in net proceeds after deducting placement agent fees and expenses and the redemption of $6.3 million of Series B convertible preferred stock.

In May 2015, we completed an underwritten public offering, or the 2015 May Offering, of (i) 147,000 shares of Series B convertible preferred stock at a price of $100 per share, which is the stated value, and (ii) five year warrants to purchase up to 3,638,250 shares of common stock with an exercise price of $5.00 per share. As part of the 2015 May Offering, Sabby agreed to purchase 122,000 units at the public offering price of $100 per unit. Simultaneous with the closing of the 2015 May Offering, we repurchased from Sabby the then outstanding 3,206.357 shares of the Series A-4 convertible preferred stock for an aggregate purchase price of $3.2 million, which we refer to as the Repurchase. Additionally, as part of the Repurchase, Sabby agreed to forfeit warrants to purchase 392,936 shares of our common stock that were issued in connection with the original issuance of the Series A-4 convertible preferred stock, which warrants had an exercise price of $8.16.

Waltham, Massachusetts
March 24, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT OF
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEUROMETRIX, INC.

NeuroMetrix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is NeuroMetrix, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State (the “Secretary of State”) was April 25, 2001 under the name “New NeuroMetrix, Inc.” (the “Original Certificate”).

2. A Certificate of Merger was filed with the Secretary of State on May 14, 2001 merging NeuroMetrix, Inc., a Massachusetts Corporation, with and into the Corporation under the name “NeuroMetrix, Inc.” (the “Certificate of Merger”).

3. The Original Certificate, as amended by the Certificate of Merger, was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State on December 19, 2002 (the “Amended and Restated Certificate”).

4. The Amended and Restated Certificate was amended by Certificates of Amendment filed with the Secretary of State on March 12, 2004 and June 21, 2004 (the “Certificates of Amendment”).

5. The Amended and Restated Certificate, as amended by the Certificates of Amendment, was amended and restated by a Second Amended and Restated Certificate of Incorporation filed with the Secretary of State on July 15, 2004 (the “Second Amended and Restated Certificate”).

6. The Second Amended and Restated Certificate was amended and restated by a Third Amended and Restated Certificate of Incorporation filed with the Secretary of State on July 27, 2004 (the “Third Amended and Restated Certificate”).

7. The Third Amended and Restated Certificate was amended by Certificates of Amendment filed with the Secretary of State on September 1, 2011, February 15, 2013 and December 1, 2015 (the “Certificates of Amendment to the Third Certificate”).

8. The Third Amended and Restated Certificate, as amended by the Certificates of Amendment to the Third Certificate, is hereby further amended to change the capitalization of the Corporation by striking out the first paragraph of the section titled “Capital Stock” of Article IV in its entirety and by substituting in lieu thereof the following two paragraphs:

“The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, of which (i) one hundred million (100,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share, of which twenty-five thousand (25,000) shares shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, one thousand sixty-seven (1,067) shares shall be designated as Series A-1 Convertible Preferred Stock, par value $0.001 per share, three thousand three hundred seventy-one (3,371) shares shall be designated as Series A-2 Convertible Preferred Stock, par value $0.001 per share, two thousand six hundred twenty-two (2,622) shares shall be designated as Series A-3 Convertible Preferred Stock, par value $0.001 per share, four thousand twenty-three (4,023) shares shall be designated as Series A-4 Convertible Preferred Stock, par value $0.001 per share, one hundred forty-seven thousand (147,000) shares shall be designated as Series B Convertible Preferred Stock, par value $0.001 per share, thirteen thousand eight hundred (13,800) shares shall be designated as Series C Convertible Preferred Stock, par value $0.001 per share, twenty-one thousand three hundred (21,300) shares shall be designated as Series D Convertible Preferred Stock and seven thousand (7,000) shares shall be designated as Series E Convertible Preferred Stock, and four million seven hundred eighty-eight thousand six hundred seventeen (4,788,617) shares shall be undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).

Upon the effectiveness of the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, as amended, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[*] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] ([*]) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.0001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and eight (8) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.”

9. This Certificate of Amendment of the Third Amended and Restated Certificate as herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this      day of            , 2017.
NEUROMETRIX, INC.

By:	_________________________________________________ Thomas T. Higgins Senior Vice President, Chief Financial Officer and Treasurer

APPENDIX B

NEUROMETRIX, INC.
NINTH AMENDED AND RESTATED
2004 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the NeuroMetrix, Inc. Ninth Amended and Restated 2004 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of NeuroMetrix, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” is defined in Section 2(a).
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Deferred Stock Award” means Awards granted pursuant to Section 8.
“Dividend Equivalent Right” means Awards granted pursuant to Section 12. “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the

Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.
“Restricted Stock Award” means Awards granted pursuant to Section 7.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means any Award granted pursuant to Section 6.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Committee. The Plan shall be administered by the Compensation Committee (the “Administrator”).
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,031,570 shares of Stock, which number includes the 5,727 shares originally reserved under the Plan, plus an aggregate of 841 shares added pursuant to an evergreen provision in 2004 and 2005 plus 6,945 shares added to the Plan in 2006, 2008 and 2009, 41,667 shares added to the Plan in 2012, 75,000 shares added to the Plan in 2013, 175,000 shares added to the Plan in 2014, 212,500 shares added to the Plan in 2015, 500,000 shares added to the Plan in 2016, and 500,000 shares added to the Plan in 2017. The number of shares reserved and available for issuance under the Plan, as well as all other share numbers in the Plan have been adjusted to reflect the one-for-four reverse stock split on July 15, 2004, the one-for-six reverse stock split on September 1, 2011, and the one-for-six reverse stock split on February 15, 2013, and the one-for-four reverse stock split on December 1, 2015. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.
Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 150,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.
(c)Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.
Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of

Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.
(d)Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY
Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS
Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
(a)Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(i)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(ii)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.
(iii)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:
(A)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(B)Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or
(C)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(v)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
(b)Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.	STOCK APPRECIATION RIGHTS
(a)Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.
(d)Stock Appreciation Rights Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7.	RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	DEFERRED STOCK AWARDS
(a)Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(b)Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.
(d)Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.
(e)Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS
The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:
(a)Performance Criteria. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.
(b)Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.
(c)Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 150,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12.	DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent

Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.	TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.
(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14.	TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.	AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 16.	STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.	SECTION 409A AWARDS
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18.	GENERAL PROVISIONS
(a)No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
(b)Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail

(with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(f)Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19.	EFFECTIVE DATE OF PLAN
This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20.	GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: MAY 12, 2004

DATE APPROVED BY STOCKHOLDERS: JUNE 18, 2004

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: APRIL 16, 2006

DATE AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 24, 2006

DATE SECOND AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: APRIL 10, 2008

DATE SECOND AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 22, 2008

DATE THIRD AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: APRIL 16, 2009

DATE THIRD AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 21, 2009

DATE FOURTH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 30, 2012

DATE FOURTH AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 14, 2012

DATE FIFTH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 4, 2013

DATE FIFTH AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 6, 2013

DATE SIXTH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 25, 2014

DATE SEVENTH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: FEBRUARY 26, 2015

DATE SEVENTH AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 5, 2015

DATE EIGHTH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 11, 2016

DATE EIGHTH AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: MAY 3, 2016

DATE NINTH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: MARCH 6, 2017

DATE NINTH AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS: [MAY 2, 2017]